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                                   EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-23950, 33-70284, 333-03081, 333-03083, and 333-91418 on Form S-8 of our
report relating to the financial statements of Max & Erma's Restaurants, Inc. dated December 13, 2005 incorporated by reference in this Annual Report on Form 10-K of Max & Erma's Restaurants, Inc. for the year ended October 30, 2005.


/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
January 17, 2006